UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A (Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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BEHRINGER HARVARD OPPORTUNITY REIT II, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BEHRINGER HARVARD OPPORTUNITY REIT II, INC.

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD SEPTEMBER 21, 2011

TIME AND DATE:	12:00 p.m. local time on Wednesday, September 21, 2011.

PLACE:	Executive Offices of the Company 15601 Dallas Parkway, Suite 600 Addison, Texas 75001 Directions to the Annual Meeting can be obtained by calling the Investment Services Department at 866.655.3650.

ITEMS OF BUSINESS:

(1)                    To elect six individuals to serve on the board of directors until the next annual meeting of stockholders and until their respective successors are duly elected and qualify.

(2)                    To consider the following proposed amendments to our charter in connection with our follow-on public offering of shares of our common stock:

a.                             Amendments to the definition of independent director;

b.                            Amendments to the charter provision relating to access to our stockholder list; and

c.                             Amendments to the charter provision relating to roll-up transactions.

(3)                    To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

RECORD DATE:	You may vote if you were a stockholder of record as of the close of business on July 5, 2011.

ANNUAL REPORT:	Our 2010 Annual Report, which is not a part of the proxy soliciting material, has been mailed to each of our stockholders of record as of the close of business on July 5, 2011.

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:	The Proxy Statement, including a form of proxy, and our 2010 Annual Report to Stockholders are available online at www.behringerharvard.com/proxy.

PROXY VOTING:

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this Proxy Statement and submit your proxy as soon as possible. You may submit your proxy for the Annual Meeting by completing, signing, dating and returning the enclosed proxy card in the pre-addressed, postage-paid envelope provided, or by using the telephone or the Internet. For specific instructions on how to vote your shares, please refer to the instructions on the proxy card.

By Order of the Board of Directors,

Terri Warren Reynolds
Secretary

July [•], 2011
Addison, Texas

BEHRINGER HARVARD OPPORTUNITY REIT II, INC.

15601 Dallas Parkway, Suite 600

Addison, Texas  75001

PROXY STATEMENT

2011 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD SEPTEMBER 21, 2011

We are providing these proxy materials in connection with the solicitation by the board of directors of Behringer Harvard Opportunity REIT II, Inc. (“Behringer Harvard Opportunity REIT II,” the “Company,” “we,” “our,” or “us”), a Maryland corporation, of proxies for use at the 2011 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on September 21, 2011, at 12:00 p.m. local time at the executive offices of the Company, 15601 Dallas Parkway, Suite 600, Addison, Texas 75001 and at any adjournments or postponements thereof for the purposes set forth in the accompanying Notice of 2011 Annual Meeting.

This proxy statement (the “Proxy Statement”), which includes the Notice of the 2011 Annual Meeting, and the accompanying form of proxy, and voting instructions are first being mailed or given to stockholders on or about July [•], 2011.

Annual Report

Our Annual Report for the year ended December 31, 2010, including a copy of our Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the Securities and Exchange Commission (the “SEC”), was mailed to each of our stockholders of record as of the close of business on April 18, 2011.  Stockholders eligible to vote at the Annual Meeting that were not stockholders of record as of the close of business on April 18, 2011 will receive a copy of our Annual Report enclosed with this Proxy Statement.

Our Annual Report on Form 10-K, as filed with the SEC, may be accessed online through the website maintained for us at www.behringerharvard.com or through the SEC’s website at www.sec.gov.  In addition, you may request a copy of our Annual Report by writing or telephoning us at the following address:  15601 Dallas Parkway, Suite 600, Addison, Texas 75001, telephone (866) 655-3600.  If requested by stockholders, we will also provide copies of exhibits to our Annual Report on Form 10-K for a reasonable fee.

Stockholders Entitled to Vote

Holders of our common stock at the close of business on July 5, 2011 (the “Record Date”) are entitled to receive the accompanying notice and to vote their shares at the Annual Meeting.  As of the Record Date, there were [•] shares of our common stock outstanding.  Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

HOW TO VOTE IF YOU ARE A STOCKHOLDER OF RECORD

Your vote is important.  You can save us the expense of a second mailing by voting promptly.

To vote by proxy, simply mark your proxy card, date and sign it, and return it in the pre-addressed, postage-paid envelope provided.  Voting by proxy will not limit your right to vote at the Annual Meeting if you decide to attend in person.  If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.

All proxies that have been properly authorized and not revoked will be voted at the Annual Meeting.  If you submit a proxy but do not indicate any voting instructions, the shares represented by that proxy will be voted FOR the election of each of the six nominees named herein and FOR each of the proposed amendments to our charter.  With respect to any other business that may properly come before the stockholders for a vote at the Annual Meeting, your shares will be voted in the discretion of the holders of the proxy.

Required Vote

Each share of common stock outstanding on the Record Date is entitled to one vote on all matters coming before the Annual Meeting.  If a share is represented for any purpose at the Annual Meeting, it is deemed to be present for quorum purposes and for all other matters as well.  The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum.  A stockholder may withhold his or her vote in the election of directors or abstain with respect to the proposed amendments to our charter or each other item submitted for stockholder approval.  Withheld votes, abstentions, and broker non-votes (discussed below) will be counted as present and entitled to vote for purposes of determining the existence of a quorum, but will not be counted as votes cast.

A broker “non-vote” occurs when a broker holding stock on behalf of a beneficial owner submits a proxy but does not vote on a non-routine proposal because the broker does not have discretionary power with respect to that item and has not received instructions from the beneficial owner.  On July 1, 2009, the SEC eliminated the ability of brokers to exercise discretionary voting in uncontested director elections at stockholder meetings that are held on or after January 1, 2010.  The change prohibits brokers from giving a proxy to vote with respect to an election of directors without receiving voting instructions from a beneficial owner.  Beneficial owners of shares held in broker accounts are advised that, if they do not timely provide instructions to their broker, their shares will not be voted in connection with the election of directors at the Annual Meeting.

A majority of the votes represented in person or by proxy at the Annual Meeting and entitled to vote is required for the election of each director, provided a quorum is present.  Withheld votes and broker non-votes will have the effect of a vote against each nominee for director.  Approval of the amendments to our charter requires the affirmative vote of a majority of all votes entitled to be cast at the Annual Meeting, assuming a quorum is present.  Abstentions and broker non-votes will have the effect of a vote against the proposals to amend our charter.

Proxy Voting by Telephone or Internet

Stockholders of record who live in the United States may authorize proxies by following the “Vote by Phone” instructions on their proxy cards.  Stockholders of record with Internet access may submit proxies by following the “Vote by Internet” instructions on their proxy cards.  The telephone and Internet voting procedures are designed to authenticate the stockholder’s identity and to allow stockholders to authorize a proxy and confirm that their instructions have been properly recorded.

Please refer to the enclosed proxy card for instructions.  If you choose not to authorize a proxy by telephone or by Internet, please complete, sign, and return the paper proxy card in the pre-addressed, postage-paid envelope provided with this Proxy Statement.

Voting on Other Matters

Our board of directors does not presently intend to bring any business before the Annual Meeting other than the proposal to elect directors and the proposals to amend our charter discussed in this Proxy Statement and specified in the Notice of the 2011 Annual Meeting.  If other matters are properly presented at the Annual Meeting for consideration, and if you properly submit your vote by proxy, the persons named in the proxy will have the discretion to vote on those matters for you.  As of the date of this Proxy Statement, we are not aware of any other matters to be raised at the Annual Meeting.

Revocation of Proxies

You can revoke your proxy at any time before it is voted by:

•                  providing written notice of such revocation to the Secretary of the Company;

•                  signing and submitting a new proxy card with a later date;

•                  authorizing a new proxy by telephone or Internet (your latest telephone or Internet proxy will be counted); or

•                  attending and voting your shares in person at the Annual Meeting.  Attending the Annual Meeting will not revoke your proxy unless you specifically request it.

Proxy Solicitation

We will bear the entire cost of this solicitation of proxies, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy card and any additional solicitation material that we may provide to stockholders.  We have engaged employees of Harvard Property Trust, LLC (“Harvard Property Trust”), an affiliate of our sponsor and advisor, Behringer Harvard Opportunity Advisors II, LLC (“Behringer Harvard Opportunity Advisors II” or our “Advisor”), to assist with the solicitation of proxies in conjunction with the Annual Meeting for an aggregate fee of up to $19,499, plus reasonable out-of-pocket expenses.  Furthermore, we may reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the owners of our common stock.  Apart from the arrangements with Harvard Property Trust described above, our officers and employees of our Advisor or its affiliates may also solicit proxies, but they will not be paid additional compensation for these services.

Interest of Certain Persons in Matters to Be Acted On

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, through security holdings or otherwise, in any matter to be acted upon at the Annual Meeting.

QUESTIONS AND ANSWERS REGARDING THE 2011 ANNUAL MEETING

Q:                                   How do I vote?

A:                                   You may vote your shares of common stock either in person or by proxy.  Stockholders have the following three options for submitting their votes by proxy: (1) over the Internet; (2) by telephone; or (3) by mail, using the pre-addressed, postage-paid envelope provided with this Proxy Statement.  Please refer to the enclosed proxy card for further voting instructions.  If you attend the Annual Meeting, you also may submit your vote in person, and any previous proxy votes that you submitted, whether by Internet, phone, or mail, will be superseded by the vote that you cast at the Annual Meeting.  If you return your signed proxy card, your shares will be voted as you instruct, unless you give no instructions with respect to one or more of the proposals.  In this case, unless you instruct otherwise, your shares of common stock will be voted FOR the nominees for director and FOR each of the proposals to amend our charter.  With respect to any other proposals to be voted on, your shares of common stock will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in the discretion of our executive officers.

Q:                                   What vote is necessary to constitute a quorum?

A:                                   Each share of common stock outstanding on the Record Date is entitled to one vote on all matters coming before the Annual Meeting.  If a share is represented for any purpose at the Annual Meeting, it is deemed to be present for quorum purposes and for all other matters as well.  The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum.  A stockholder may withhold his or her vote in the election of directors or abstain with respect to the proposals to amend our charter and each other item submitted for stockholder approval.  Withheld votes and abstentions will be counted as present and entitled to vote for purposes of determining the existence of a quorum.

Q:                                   What vote is necessary for action to be taken?

A:                                   Proposal 1:  To be elected, each nominee for director must receive a majority of the votes present in person or by proxy at the Annual Meeting, assuming a quorum is present.  Withheld votes and broker non-votes will have the effect of a vote against each nominee for director.

Proposal 2:  Approval of the amendments to our charter requires the affirmative vote of a majority of all votes entitled to be cast at the Annual Meeting, assuming a quorum is present. Abstentions and broker non-votes will have the effect of a vote against the proposals to amend our charter.

Q:                                   Has the board of directors approved each proposal?

A:                                   Yes.  The board of directors approved each of the proposals at its meeting on June 22, 2011, and recommends that you vote to approve them.

Q:                                   Are there any other matters to be presented at the Annual Meeting?

A:                                   Our board of directors does not presently intend to bring any business before the Annual Meeting other than the proposals discussed in this Proxy Statement and specified in the Notice of the 2011 Annual Meeting, nor have we been notified of any stockholder proposals for consideration at the Annual Meeting.  If other matters are properly presented at the Annual Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you.  We are not aware of any other matters to be raised at the Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

The board of directors currently consists of six members, four of whom (Andreas K. Bremer, Jeffrey P. Mayer, Diane S. Detering-Paddison and Cynthia Pharr Lee) have been determined by the board of directors to be “independent” as the term is defined in our charter and the New York Stock Exchange (“NYSE”).  The board of directors has proposed the following nominees for election as directors, each to serve for a term ending at the 2012 Annual Meeting of Stockholders:  Robert M. Behringer, Robert S. Aisner, Andreas K. Bremer, Diane S. Detering-Paddison, Cynthia Pharr Lee, and Jeffrey P. Mayer.  Each nominee currently serves as a director and, if reelected as a director, will continue in office until his or her successor has been elected and qualifies, or until his or her earlier death, removal, resignation or retirement.  The persons named in the enclosed proxy card intend to vote the proxy for the election of each of the six nominees, unless you indicate on the proxy card that your vote should be withheld from any or all of the nominees.

We expect each nominee for election as a director to be able to serve if elected.  If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless the board chooses to reduce the number of directors serving on the board.

The principal occupations and certain other information about the nominees are set forth below.

THE BOARD UNANIMOUSLY RECOMMENDS
A VOTE “FOR” ALL NOMINEES TO BE ELECTED AS DIRECTORS

Robert M. Behringer, 63, has served as our Chairman of the Board and a director since our inception in January 2007.  From January 2007 until June 2008, he also served as our Chief Executive Officer and Chief Investment Officer.  He has also served as the sole manager and Chief Executive Officer of Behringer Harvard Holdings, LLC (“Behringer Harvard Holdings”), the indirect parent corporation of our Advisor, since December 2001.  Mr. Behringer has also served as Chairman of the Board and a director of Behringer Harvard REIT I, Inc. (“Behringer Harvard REIT I”) since June 2002, Behringer Harvard Multifamily REIT I, Inc. (“Behringer Harvard Multifamily REIT I”) since January 2007, and Behringer Harvard Opportunity REIT I, Inc. (“Behringer Harvard Opportunity REIT I”) since November 2004, each a publicly registered REIT, and Behringer Harvard Multifamily REIT II, Inc. (“Behringer Harvard Multifamily REIT II”), a REIT that is still in registration with the SEC, since April 2007.  In addition to overseeing various real estate transactions, as an officer and director of Behringer Harvard sponsored programs and their advisors, Mr. Behringer has overseen the acquisition, structuring and management of various types of real estate-related loans, including mortgages and mezzanine loans.  Since 2002, Mr. Behringer has been a general partner of Behringer Harvard Short-Term Opportunity Fund I LP (“Behringer Harvard Short-Term Opportunity Fund”) and Behringer Harvard Mid-Term Value Enhancement Fund I LP (“Behringer Harvard Mid-Term Value Enhancement Fund”), each a publicly registered real estate limited partnership.  Mr. Behringer also controls the general partners of Behringer Harvard Strategic Opportunity Fund I LP (“Behringer Harvard Strategic Opportunity Fund I”) and Behringer Harvard Strategic Opportunity Fund II LP (“Behringer Harvard Strategic Opportunity Fund II”), private real estate limited partnerships.  Since 2001, Mr. Behringer also has been the Chief Executive Officer of the other companies affiliated with Behringer Harvard Holdings.

From 1995 until 2001, Mr. Behringer was Chief Executive Officer of Harvard Property Trust, Inc., a privately-held REIT formed by Mr. Behringer that has been liquidated and that had an asset value of approximately $174 million before its liquidation.  Before forming Harvard Property Trust, Inc., Mr. Behringer invested in commercial real estate as Behringer Partners, a sole proprietorship formed in 1989 that invested in single asset limited partnerships.  From 1985 until 1993, Mr. Behringer was Vice President and Investment Officer of Equitable Real Estate Investment Management, Inc. (now known as Lend Lease Real Estate Investments, Inc.), one of the largest pension fund advisors and owners of real estate in the United States.  While at Equitable, Mr. Behringer was responsible for its General Account Real Estate Assets located in the south-central United States, which included working on mortgage loan “workouts” and restructurings.  The portfolio included institutional-quality office, industrial, retail, apartment and hotel properties exceeding 17 million square feet with a value of approximately $2.8 billion.  Mr. Behringer’s experience at Equitable required him to negotiate unique terms (such as loan length, interest rates, principal payments, loan covenants (i.e., debt to equity ratios), collateral, guaranties and general credit enhancements) for each restructured loan, specifically tailored to the debtor’s particular facts and circumstances and market conditions.  Although Mr. Behringer was a significant participant in acquisitions, management, leasing, redevelopment and dispositions, his primary responsibility was to increase net operating income and the overall value of the portfolio.

Mr. Behringer has over 25 years of experience in real estate investment, management, and finance activities, including, prior to the founding of the Behringer Harvard organization, approximately 140 properties with over 24 million square feet of office, retail, industrial, apartment, hotel and recreational space.  Since the founding of the Behringer Harvard organization and through December 31, 2010, Mr. Behringer’s experience includes over 170 properties, with over 40 million square feet of office, retail, industrial, apartment, hotel and recreational properties.  In addition to being our Chairman of the Board, he is currently the general partner or a co-general partner in several real estate limited partnerships formed for the purpose of acquiring, developing and operating office buildings and other commercial properties located in the United States and other countries, including Germany, the Netherlands, England and Australia.  Mr. Behringer is a Certified Property Manager, Real Property Administrator and Certified Hotel Administrator, holds FINRA Series 7, 24 and 63 registrations and is a member of the Institute of Real Estate Management, the Building Owners and Managers Association, the Urban Land Institute and the Real Estate Council.  Mr. Behringer was also a licensed certified public accountant for over 20 years.  Mr. Behringer received a Bachelor of Science degree from the University of Minnesota.

Our board of directors has concluded that Mr. Behringer is qualified to serve as Chairman of the Board and one of our directors for reasons including his over 25 years of experience in real estate investing and having sponsored numerous public and private real estate programs.  With this background, we believe Mr. Behringer has the depth and breadth of experience to implement our business strategy.  Further, as Chairman of the Board and a director of Behringer Harvard REIT I, Behringer Harvard Multifamily REIT I and Behringer Harvard Opportunity REIT I, he has an understanding of the requirements of serving on a public company board and the leadership experience necessary to serve as the Chairman of the Board of our company.

Robert S. Aisner, 64, has served as our Chief Executive Officer since June 2008 and as our President and one of our directors since our inception in January 2007.  From January 2007 through June 2008, Mr. Aisner served as our Chief Operating Officer.  In addition, Mr. Aisner has served as President since May 2005, Chief Executive Officer since July 2009 and from June 2008 until May 2009, and a director since June 2003 of Behringer Harvard REIT I.  Mr. Aisner also has served as President since November 2004, Chief Executive Officer since June 2008, and a director since November 2004 of Behringer Harvard Opportunity REIT I as Chief Executive Officer and a director of Behringer Harvard Multifamily REIT I since August 2006 and as President since April 2007 and Chief Executive Officer since September 2008 of Behringer Harvard Multifamily REIT II. Mr. Aisner is also Chief Executive Officer of our Advisor and President and Co-Chief Operating Officer of our sponsor, Behringer Harvard Holdings.

Mr. Aisner has over 30 years of commercial real estate experience with acquiring, managing and disposing of properties located in the United States and other countries, including Germany, the Netherlands, England, the Bahamas and Australia.  In addition to Mr. Aisner’s commercial real estate experience, as an officer and director of Behringer Harvard sponsored programs and their advisors, Mr. Aisner has overseen the acquisition, structuring and management of various types of real estate-related loans, including mortgages and mezzanine loans.  From 1996 until joining Behringer Harvard in 2003, Mr. Aisner served as:  (i) Executive Vice President of AMLI Residential Properties Trust, formerly a New York Stock Exchange-listed REIT that focused on the development, acquisition and management of upscale apartment communities and an advisor and asset manager for institutional investors with respect to their multifamily real estate investment activities; (ii) President of AMLI Management Company, which oversaw all of AMLI’s apartment operations in 80 communities; (iii) President of the AMLI Corporate Homes division that managed AMLI’s corporate housing properties; (iv) Vice President of AMLI Residential Construction, a division of AMLI that performed real estate construction services; and (v) Vice President of AMLI Institutional Advisors, the AMLI division that served as institutional advisor and asset manager for institutional investors with respect to their multifamily real estate activities.  Mr. Aisner also served on AMLI’s Executive Committee and Investment Committee.  From 1994 until 1996, Mr. Aisner owned and operated Regents Management, Inc., which had both a multifamily development and construction group and a general commercial property management group.  Mr. Aisner is a member of the Board of Directors of the Association of Foreign Investors in Real Estate (AFIRE), the Board of Directors of the National Multi-Housing Council (NMHC), the Urban Land Institute (ULI) and the Pension Real Estate Association (PREA).  From 1984 to 1994, Mr. Aisner served as Vice President of HRW Resources, Inc., a real estate development and management company.  Mr. Aisner received a Bachelor of Arts degree from Colby College and a Masters of Business Administration degree from the University of New Hampshire.

Our board of directors has concluded that Mr. Aisner is qualified to serve as one of our directors for reasons including his more than 30 years of commercial real estate experience.  This experience allows him to offer valuable insight and advice with respect to our investments and investment strategies.  In addition, as the Chief Executive Officer of our Advisor and with prior experience as an executive officer of a New York Stock Exchange-listed REIT, Mr. Aisner is able to direct the board of directors to the critical issues facing our company.  Further, as a director of Behringer Harvard REIT I, Behringer Harvard Multifamily REIT I, and Behringer Harvard Opportunity REIT I, he has an understanding of the requirements of serving on a public company board.

Andreas K. Bremer, 54, has served as one of our independent directors since November 2007.  Mr. Bremer currently serves as Executive Vice President of International Capital, LLC, a position he has held since 2005.  Mr. Bremer joined International Capital as its Chief Financial Officer in October 2002.  International Capital specializes in acquisition, disposition, management and administration of commercial investment properties, and Mr. Bremer is responsible for all financial aspects of the company’s operations.  Before joining International Capital, Mr. Bremer was the Chief Financial Officer of ATLASwerks®, a leading communication software company in Dallas.  He acted as a corporate finance consultant for two years at McKinsey & Co. in both the Dallas and New York offices and served as Vice President of Finance and Treasurer at Paging Network, Inc.  Mr. Bremer started his career at COMMERZBANK AG in Germany and spent seven of his 13-year tenure at the company’s New York and Atlanta offices.  Mr. Bremer has over 20 years of financial and general management experience with extensive knowledge of corporate finance and commercial lending both in the United States and other countries, particularly Germany.  He is the Director of the Texas Warburg Chapter of the American Council on Germany in Dallas and, as Knight of Honor, is a member of the Order of St. John.  Mr. Bremer received a law degree from the Johannes-Gutenberg University in Mainz, Germany.

Our board of directors has concluded that Mr. Bremer is qualified to serve as one of our directors for reasons including his more than 20 years of financial and general management experience, including international corporate finance and commercial lending.  Mr. Bremer has served in various financial management positions and has significant experience in acquisition, disposition, management, and administration of commercial real estate investments.  In addition, Mr. Bremer’s international background brings a unique perspective to our board.

Diane S. Detering-Paddison, 52, has served as one of our independent directors since June 2009.  Ms. Detering-Paddison was recently appointed Chief Strategy Officer of Cassidy Turley, one of the nation’s largest commercial real estate service providers.  Prior to joining Cassidy Turley, Ms. Detering-Paddison served as the Chief Operating Officer of ProLogis, an owner, manager, and developer of distribution facilities, from June 2008 until January 2009.  Prior to that, Ms. Detering-Paddison was with CB Richard Ellis and Trammell Crow Company for over twenty years.  During her time there, she served as Senior Vice President, Corporate and Investor Client Accounts from April 2001 until December 2004, Chief Operating Officer, Global Services from January 2005 until December 2006, and President, Global Corporate Services — Client Accounts from December 2006 until May 2008.  Ms. Detering-Paddison was part of a ten member executive team that managed the merger between Trammell Crow Company and CB Richard Ellis in December 2006.  Recently, the Salvation Army named Ms. Detering-Paddison to its national advisory board.  Ms. Detering-Paddison holds a Master of Business Administration degree from the Harvard Graduate School of Business and a Bachelor of Science degree from Oregon State University where she graduated as Valedictorian.

Our board of directors has concluded that Ms. Detering-Paddison is qualified to serve as one of our directors for reasons including her more than 20 years of management experience.  Ms. Detering-Paddison continues to provide advisory and consulting services in her position as Chief Strategy Officer of Cassidy Turley, and, as such, remains in tune with industry trends and issues.  With her background, Ms. Detering-Paddison brings substantial insight and experience with respect to the commercial real estate industry.

Cynthia Pharr Lee, 62, has served as one of our independent directors since November 2007.  Ms. Lee has served as President of C. Pharr & Company, a marketing communications consulting firm since 1993, providing strategic brand, marketing and public relations services to many real estate, construction and design firms, in addition to other corporate clients. Ms. Lee also serves as a member of the board of directors of CEC Entertainment, Inc. (CEC-NYSE) and its audit and compensation committees. A co-founder of Texas Women Ventures Fund, Ms. Lee serves on the Fund’s Investment Advisory Committee and is also a board member of Southwest Venture Forum.  Ms. Lee is a former president of Executive Women of Dallas and former national chairman of the Counselor’s Academy of the Public Relations Society of America.  From May 1989 through February 1993, Ms. Lee was president and chief executive officer of Tracy Locke/Pharr Public Relations, a division of Omnicom (NYSE).  She received her Bachelor of Science degree in English (summa cum laude) and her Master of Arts degree in English from Mississippi State University.

Our board of directors has concluded that Ms. Lee is qualified to serve as one of our directors for reasons including her more than 20 years of management experience in the public relations and marketing communications industry, with significant experience working with commercial real estate and construction firms.  Ms. Lee has also served on the board of directors of a New York Stock Exchange listed company, which allows her to provide valuable knowledge and insight into management issues.  In addition, Ms. Lee’s background complements that of our other board members and brings a unique perspective to our board.

Jeffrey P. Mayer, 55, has served as one of our independent directors since November 2007 and is chairman of our Audit Committee.  Mr. Mayer is currently a consultant serving the real estate industry and he currently holds the Certified Turnaround Professional designation.  From 2000 until 2007, Mr. Mayer was the Chief Financial Officer of ClubCorp, Inc., a holding company that owns and operates premier golf and business clubs and destination golf resorts.  He previously served as Chief Financial Officer of Bristol Hotels & Resorts in Dallas, a position he held from 1996 until the company’s acquisition by Bass PLC in early 2000.  Prior to joining Bristol, he was Corporate Controller at Host Marriott Corporation (formerly Marriott Corporation) and, prior to that, held various senior financial positions at Marriott Corporation.  Mr. Mayer is a member of the Turnaround Management Association and the National Association of Corporate Directors.  He was a board member of the Dallas Children’s Advocacy Center.  A graduate of the College of William & Mary, he began his career as an accountant with Arthur Andersen LLP.

Our board of directors has concluded that Mr. Mayer is qualified to serve as one of our directors and as Chairman of our Audit Committee for reasons including his more than 30 years of accounting and finance experience in the commercial real estate industry.  In particular, Mr. Mayer has served as Chief Financial Officer for two commercial real estate companies and has significant management experience relating to preparing and reviewing financial statements and coordinating with external auditors.  Mr. Mayer continues to provide consulting services to the commercial real estate industry and is in tune with current industry trends and issues.

Independence

As required by our charter, a majority of the members of our board of directors must qualify as “independent” as affirmatively determined by the board.  Our charter currently defines an “independent director” as a director who is not on the date of determination, and within the last two years from the date of determination has not been, directly or indirectly associated with our sponsor, the Company, our Advisor or any of their affiliates by virtue of (i) ownership of an interest in our sponsor, our Advisor or any of their affiliates, other than the Company, (ii) employment by the Company, our sponsor, our Advisor or any of their affiliates, (iii) service as an officer or director of our sponsor, our Advisor or any of their affiliates, other than as a director of the Company, (iv) performance of services for the Company, other than as a director of the Company, (v) service as a director or trustee of more than three real estate investment trusts, or “REITs,” organized by our sponsor or advised by our Advisor, or (vi) maintenance of a material business or professional relationship with our sponsor, our Advisor or any of their affiliates.  Serving as an independent director of or receiving independent director fees from or owning an interest in a REIT or other real estate program organized by our sponsor or advised or managed by our Advisor or its affiliates shall not, by itself, cause a director to be deemed associated with our sponsor or our Advisor.  A business or professional relationship is considered “material” under our charter if the aggregate annual gross revenue derived by the director from our sponsor, our Advisor and their affiliates exceeds 5% of either the director’s annual gross income during either of the last two years or the director’s net worth on a fair market value basis.  An indirect association with our sponsor or our Advisor shall include circumstances in which a director’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law is or has been associated with the sponsor, our Advisor, any of their affiliates or the Company.

Although our shares are not listed for trading on any national securities exchange and therefore our board of directors is not subject to the independence requirements of the NYSE or any other national securities exchange, our board has evaluated whether our directors are “independent” as defined by the NYSE.  The NYSE standards provide that to qualify as an independent director, in addition to satisfying certain bright-line criteria, the board of directors must affirmatively determine that a director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us).

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his family members, and the Company, our senior management and our independent registered public accounting firm, the board has determined that the majority of the members of our board, and each member of our Audit Committee, Compensation Committee, and Nominating Committee, is “independent” as defined by our charter and the NYSE.

Board Leadership Structure and Risk Oversight

Since June 2008, we have operated under a board leadership structure with separate roles for our Chairman of the Board and our Chief Executive Officer.  Mr. Behringer, as our Chairman of the Board, is responsible for setting the agenda for each of the meetings of the board of directors and the annual meetings of stockholders, and Mr. Aisner, as our Chief Executive Officer, is responsible for the general management of the business, financial affairs and day-to-day operations of the Company.  As our directors continue to have more oversight responsibility, we believe it is beneficial to have a Chairman whose focus is to lead the board and facilitate communication among directors and management.  Accordingly, we believe this structure is the best governance model for the Company and our stockholders.

The Company does not have a lead independent director.  Because our board of directors is small in size and each board member is kept apprised of our business and developments impacting our business, we have not designated a single lead independent director.  A majority of our board is comprised of independent directors.  The agenda for each meeting is set by the Chairman in consultation with the other directors and management.  Each director has complete and open access to our Advisor, property manager and their respective affiliates.  Moreover, our Audit Committee, Compensation Committee, and Nominating Committee are all comprised entirely of independent directors.

The board of directors oversees risk through (1) its review and discussion of regular periodic reports to the board of directors and its committees, including management reports and studies on existing market conditions, leasing activity and property operating data, as well as actual and projected financial results, and various other matters relating to our business, (2) the required approval by the board of directors of all transactions, including, among others, acquisitions and dispositions of properties, financings and the engagement of our Advisor and property manager, (3) the oversight of our business by the Compensation, Audit, and Nominating Committees and (4) regular periodic reports from our independent public accounting firm and other outside consultants regarding various areas of potential risk, including, among others, those relating to the qualification of the Company as a REIT for tax purposes and our internal control over financial reporting.

Meetings of the Board of Directors and Committees

During the fiscal year ended December 31, 2010, the board met fourteen times.  Each of our independent directors attended at least 90% of the aggregate number of meetings of the board and at least 85% of the meetings of the committees on which he or she served during 2010.  Messrs. Behringer and Aisner attended twelve and fourteen of the board meetings held in 2010, respectively.  We encourage our directors to attend our annual meeting of stockholders.  In 2010, all of our directors attended the annual meeting of stockholders. Our entire board considers all major decisions concerning our business, including any investments we make.  However, our board has established committees so that certain functions can be addressed in more depth than may be possible at a full board meeting.

The board of directors has established three permanent committees: the Audit Committee; the Compensation Committee; and the Nominating Committee.  Each Committee is comprised solely of independent directors Andreas K. Bremer, Diane S. Detering-Paddison, Cynthia Pharr Lee, and Jeffrey P. Mayer, each of whom qualifies as “independent” under our charter as well as the NYSE rules and applicable SEC rules.  Each Committee has adopted a written charter approved by the board of directors, which can be found on the website maintained for us at www.behringerharvard.com.

During the fiscal year ended December 31, 2010, the Audit Committee met six times and the Nominating Committee met two times.  The Compensation Committee did not meet in 2010.

Audit Committee.  The Audit Committee’s primary functions are to evaluate and approve the services and fees of our independent registered public accounting firm, to periodically review the independent registered public accounting firm’s independence, to review the Company’s major financial risk exposures and the steps taken to monitor and minimize those exposures and to assist our board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls that management has established and the audit and financial reporting process.  Mr. Mayer is the chairman of the Audit Committee, and our board of directors has determined that Mr. Mayer is an “audit committee financial expert,” as defined by the rules of the SEC.

Compensation Committee.  Our board of directors also has established a Compensation Committee to assist the board of directors in discharging its responsibility in all matters of compensation practices, including any salary and other forms of compensation for our executive officers and our directors.  Mr. Bremer is the chairman of the Compensation Committee.  The primary duties of the Compensation Committee include reviewing all forms of compensation for our executive officers, if we determine to compensate them, and our directors; approving all stock option grants, warrants, stock appreciation rights and other current or deferred compensation payable with respect to the current or future value of our shares; and advising the board on changes in compensation.  The Company does not have employment agreements with the executive officers and other key personnel of us, our Advisor and its affiliates.  If we determine to hire employees, our Compensation Committee also would be charged with overseeing our compensation practices with respect to those employees.  Currently, we do not compensate our executive officers, and only our directors who are not employed by us or our affiliates, or by Behringer Harvard Opportunity Advisors II or its affiliates, receive compensation for their services to us.  Our executive officers participate in determining the amount of director compensation, and our Compensation Committee has not engaged any compensation consultants to recommend or otherwise determine the amount or form of director compensation.  The Compensation Committee also administers our 2007 Amended and Restated Incentive Award Plan (the “Incentive Award Plan”).

Nominating Committee.  The Nominating Committee recommends nominees to serve on our board of directors.  The Nominating Committee will consider nominees recommended by stockholders if submitted to the committee in accordance with the procedures specified in Section 2.13 of our Bylaws.  Generally, this requires that the stockholder send certain information about the nominee to our corporate secretary between 120 and 150 days prior to the first anniversary of the mailing of notice for the annual meeting held in the prior year.  Because our directors take a critical role in guiding our strategic direction and oversee our management, board candidates must demonstrate broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of our stockholders, and personal integrity and judgment.  In addition, directors must have time available to devote to board activities and to enhance their knowledge of our industry.  The Nominating Committee is responsible for assessing the appropriate mix of skills and characteristics required of board members in the context of the perceived needs of the board at a given point in time and shall periodically review and recommend for approval by the board any updates to the criteria as deemed necessary.  Diversity in personal background, race, gender, age and nationality for the board as a whole is taken into account in considering individual candidates.  The Nominating Committee seeks to nominate directors with diverse backgrounds, experiences and skill sets that complement each other so as to maximize the collective knowledge, experience, judgment and skills of the entire board.  The Nominating Committee assesses its effectiveness in achieving this goal annually, in part, by reviewing the diversity of the skill sets of the directors and determining whether there are any deficiencies in the board’s collective skill set that should be addressed in the nominating process.  The Nominating Committee has determined that the composition of the current board of directors satisfies its diversity objectives.

The Nominating Committee will evaluate the qualifications of each director candidate against the criteria described above in making its recommendation to the board concerning nominations for election or reelection as a director. The process for evaluating candidates recommended by our stockholders pursuant to Section 2.13 of our Bylaws is no different than the process for evaluating other candidates considered by the Nominating Committee.  The nominees to be considered for membership to the board of directors at this Annual Meeting were recommended and nominated by the Nominating Committee on June 22, 2011 and approved by the full board.  Ms. Lee is the chairman of the Nominating Committee.

Communication with Directors

We have established procedures for stockholders or other interested parties to communicate directly with our board of directors.  Such parties can contact the board by mail at:  Chairperson of the Behringer Harvard Opportunity REIT II, Inc. Audit Committee, 5600 W. Lovers Lane, Suite 116, No. 140, Dallas, Texas 75209-4330.  The Chairperson of the Audit Committee will receive all communications made by this means and will relay all communications to the board of directors.

Code of Ethics

Our board of directors has adopted a Code of Business Conduct Policy that is applicable to all members of our board of directors, our executive officers and employees of our Advisor and its affiliates.  We have posted the policy on the website maintained for us at www.behringerharvard.com.  If, in the future, we amend, modify or waive a provision in the Code of Business Conduct Policy, we may, rather than filing a Current Report on Form 8-K, satisfy the disclosure requirement by promptly posting such information on the website maintained for us as necessary.

Directors’ Compensation

We pay each of our independent directors an annual retainer of $25,000.  In addition, we pay the chairperson of the Audit Committee an annual retainer of $10,000 and the chairpersons of our Nominating and Compensation Committees annual retainers of $5,000 each.  These retainers are payable quarterly in arrears.  In addition, we pay each non-employee director (a) $1,000 for each board of directors or committee meeting attended in person, (b) $500 for each board of directors or committee meeting attended by telephone, and (c) $500 for each written consent considered by the director.

All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attending meetings of our board of directors.  If a director is also an employee of us, or an employee of Behringer Harvard Opportunity Advisors II or its affiliates, we do not pay compensation for services rendered as a director.

Director Compensation Table

The following table sets forth certain information with respect to our director compensation during the fiscal year ended December 31, 2010:

Name	Fees Earned or Paid in Cash ($)
Robert M. Behringer	—
Robert S. Aisner	—
Andreas K. Bremer	$49,000.00	(1)
Jeffrey P. Mayer	$53,500.00	(2)
Diane S. Detering-Paddison	$43,000.00	(3)
Cynthia Pharr Lee	$49,000.00	(4)

(1)                                  Includes payment of $11,500 in 2010 for services rendered in 2009.

(2)                                  Includes payment of $12,750 in 2010 for services rendered in 2009.

(3)                                  Includes payment of $10,250 in 2010 for services rendered in 2009.

(4)                                  Includes payment of $10,500 in 2010 for services rendered in 2009.

Incentive Award Plan

Our Incentive Award Plan was approved by the board of directors and stockholders on December 19, 2007.  The Incentive Award Plan is administered by our Compensation Committee and provides for equity awards to our employees, directors and consultants and those of our Advisor and its affiliates.  The Incentive Award Plan authorizes the grant of non-qualified and incentive stock options, restricted stock awards, restricted stock units, stock appreciation rights, dividend equivalents and other stock-based awards.  A total of 10,000,000 shares have been authorized and reserved for issuance under our Incentive Award Plan.  No awards have been issued under the Incentive Award Plan, and we currently have no plans to issue any awards under the Incentive Award Plan.

Equity Compensation Plan Information

The following table gives information regarding our equity compensation plans as of December 31, 2010:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	—	—	10,000,000	*
Equity compensation plans not approved by security holders	—	—	—
Total	—	—	10,000,000	*

(*)         All shares authorized for issuance pursuant to awards not yet granted under the Incentive Award Plan.

Executive Officers

In addition to Robert M. Behringer and Robert S. Aisner, as of July 5, 2011 the following individuals serve as our executive officers:

Gerald J. Reihsen, III, 52, has served as our Executive Vice President — Corporate Development & Legal since our inception in January 2007.  He also serves in these capacities with our Advisor and in these and similar capacities with other entities sponsored by Behringer Harvard Holdings, including Behringer Harvard REIT I, Behringer Harvard Multifamily REIT II, Behringer Harvard Opportunity REIT I and Behringer Harvard Multifamily REIT I.  Mr. Reihsen is also President of Behringer Securities LP.

For over 20 years, Mr. Reihsen’ s business and legal background has centered on sophisticated financial and transactional matters, including commercial real estate transactions, real estate partnerships, and public and private securities offerings.  For the period from 1985 to 2000, Mr. Reihsen practiced as an outside corporate securities attorney.  After serving from 1986 to 1995 in the corporate department of Gibson, Dunn & Crutcher, a leading international commercial law firm, Mr. Reihsen established his own firm, Travis & Reihsen, where he served as a corporate/securities partner until 1998.  In 1998, Mr. Reihsen became the lead partner in the corporate/securities section of the law firm Novakov Davis, where he served until 2000.  In 2000, he practiced law as a principal of Block & Balestri, a corporate and securities law firm.  In 2000 and 2001, Mr. Reihsen was employed as the Vice President — Corporate Development and Legal of Xybridge Technologies, Inc., a telecommunications software company that Mr. Reihsen helped guide through venture funding, strategic alliances with international telecommunications leaders and its ultimate sale to Zhone Technologies, Inc.  Mr. Reihsen holds FINRA Series 7, 24, 27 and 63 registrations.  Mr. Reihsen received a Bachelor of Arts degree, magna cum laude, from the University of Mississippi and a Juris Doctorate degree, cum laude, from the University of Wisconsin.

Gary S. Bresky, 44, has served as our Executive Vice President since June 2007, as our Chief Financial Officer from January 2007 until November 2010, and as our Treasurer from June 2008 until November 2010.  Mr. Bresky also is the Executive Vice President and Chief Financial Officer of our Advisor and serves in these and similar executive capacities with other entities sponsored by Behringer Harvard Holdings, including Behringer Harvard REIT I, Behringer Harvard Multifamily REIT II, Behringer Harvard Opportunity REIT I and Behringer Harvard Multifamily REIT I.

Mr. Bresky has been active in commercial real estate and related financial activities for over 20 years.  Prior to joining Behringer Harvard in 2002, Mr. Bresky served, from 1997 to 2001, as a Senior Vice President of Finance with Harvard Property Trust, Inc.  In this capacity, Mr. Bresky was responsible for directing all accounting and financial reporting functions and overseeing all treasury management and banking functions for the company.  Mr. Bresky also was integral in analyzing deal and capital structures as well as participating in all major decisions related to any acquisition or disposition of assets.  From 1995 until 1996, Mr. Bresky worked in the Real Estate Group at Coopers & Lybrand LLP in Dallas, Texas, where he focused on finance and accounting for both public and private real estate investment trusts.  His experience included conducting annual audits, preparing quarterly and annual public securities reporting compliance filings and public real estate securities registration statements for his clients.  From 1989 to 1994, Mr. Bresky worked with Ten

West Associates, LTD and Westwood Financial Corporation in Los Angeles, California as a real estate analyst and asset manager for two commercial real estate portfolios totaling in excess of $185 million.  From 1988 until 1989, Mr. Bresky worked as an analysts’ assistant for both Shearson-Lehman Bros., Inc. and Hambrecht and Quist Inc., assisting brokers in portfolio management.  Mr. Bresky holds FINRA Series 7, 24, 27 and 63 registrations.  Mr. Bresky received a Bachelor of Arts degree from the University of California — Berkeley and a Masters of Business Administration degree from the University of Texas at Austin.

Kymberlyn K. Janney, 49, has served as our Chief Financial Officer and Treasurer since November 2010.  In addition, she is currently serving as our principal accounting officer.  Ms. Janney has served as Chief Financial Officer and Treasurer of Behringer Harvard Opportunity REIT I since November 2010.  She also serves as the Senior Vice President — Financial Administration of our Advisor and Behringer Harvard Opportunity REIT I’s advisor, positions she has held since July 2010.

Ms. Janney has more than 25 years of experience in accounting and financial activities related to commercial real estate, including more than 20 years of management-level experience.  Before joining Behringer Harvard, from October 2009 until July 2010, Ms. Janney served as a consultant for Meridian Realty Advisors, a full-service real estate management and advisory company focused on senior living and healthcare-related real estate investment opportunities.  From February 2007 to September 2009, Ms. Janney was Executive Vice President and Chief Financial Officer for Direct Development, where she was responsible for accounting and reporting systems, internal controls and policies and procedures for the commercial retail development company, brokerage company and related project entities.  From October 2004 to January 2007, Ms. Janney was Managing Director and Chief Financial Officer of Hawkeye Partners, LP, a start-up real estate private equity fund.  From December 1994 to October 2004, she was with the Hampstead Group, a privately held real estate investment company, where she served as Controller from 1994 to 1999 and as Chief Financial Officer from 2000 to 2004.  Ms. Janney received a Bachelor of Business Administration degree from Baylor University.  Ms. Janney is a Certified Public Accountant in the State of Texas.

M. Jason Mattox, 35, has served as our Executive Vice President since our inception in January 2007.  Mr. Mattox also serves as an Executive Vice President of our Advisor and serves in these and similar executive capacities with other entities sponsored by Behringer Harvard Holdings, including Behringer Harvard REIT I, Behringer Harvard Multifamily REIT II, Behringer Harvard Opportunity REIT I and Behringer Harvard Multifamily REIT I.

From 1997 until joining Behringer Harvard in 2002, Mr. Mattox served as a Vice President of Harvard Property Trust, Inc. and became a member of its Investment Committee in 1998.  From 1999 until 2001, Mr. Mattox served as Vice President of Sun Resorts International, Inc., a recreational property investment company, coordinating marina acquisitions throughout the southern United States and the U.S. Virgin Islands.  From 1999 until 2001, in addition to providing services related to investing, acquisition, disposition, and operational activities, Mr. Mattox served as an asset manager with responsibility for over one million square feet of Harvard Property Trust, Inc.’s commercial office assets in Texas and Minnesota, overseeing property performance, management offices, personnel and outsourcing relationships.

Mr. Mattox is a continuing member of the Building Owners and Managers Association and the National Association of Industrial and Office Properties.  Mr. Mattox holds FINRA Series 7, 24 and 63 registrations.  Mr. Mattox received a Bachelor of Business Administration degree, with honors, and a Bachelor of Science degree, cum laude, from Southern Methodist University.

Samuel A. Gillespie, 52, has served as our Chief Operating Officer since June 2008.  In addition, Mr. Gillespie has served as Senior Vice President — Funds Management of Harvard Property Trust, LLC, the managing member of our Advisor, since March 2006.  Prior to that, Mr. Gillespie served as Vice President of various Behringer Harvard sponsored entities.  Mr. Gillespie also serves as Chief Operating Officer for Behringer Harvard Opportunity REIT I, and for the general partner of Behringer Harvard Short-Term Opportunity Fund I and Behringer Harvard Mid-Term Value Enhancement Fund I.  In addition, Mr. Gillespie also serves as the Chief Operating Officer of Behringer Harvard Strategic Opportunity Fund I and Behringer Harvard Strategic Opportunity Fund II.

Mr. Gillespie has over 25 years of experience in the commercial real estate industry guiding diverse and sophisticated portfolios.  Prior to joining Behringer Harvard in November 2004, Mr. Gillespie was with the Trammell Crow Company for 21 years.  At Trammell Crow, he held the position of Managing Director of National Accounts and was responsible for Trammell Crow Company’s largest institutional customers.  Prior to that, Mr. Gillespie was partner in charge of Trammell Crow’s Indianapolis office from 1986 to 1997.  He began his career with Trammell Crow as a leasing agent in Oklahoma City in 1983.  Mr. Gillespie holds a Bachelor of Science degree, summa cum laude, in accounting from Texas A&M University, and holds the CCIM designation.

Executive Compensation

Our executive officers do not receive compensation from us for services rendered to us.  Our executive officers are also officers of Behringer Harvard Opportunity Advisors II and its affiliates and are compensated by these entities, in part, for their services to us.  We neither separately compensate our executive officers nor reimburse Behringer Harvard Opportunity Advisors II for any compensation paid to their employees who also serve as our executive officers, other than through the general fees and expense reimbursements we pay to them under the advisory management agreement.  As a result, we do not have, and our Compensation Committee has not considered, a compensation policy or program for our executive officers and have not included a “Compensation Discussion and Analysis,” or Compensation Committee report, in this Proxy Statement.  See “Certain Transactions” below for a discussion of the fees paid to and services provided by Behringer Harvard Opportunity Advisors II and its affiliates.

If we determine to compensate our named executive officers in the future, the Compensation Committee will review all forms of compensation and approve all stock option grants, warrants, stock appreciation rights and other current or deferred compensation payable with respect to the current or future value of our shares.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee served as an officer or employee of the Company or any of our subsidiaries during the fiscal year ended December 31, 2010 or formerly served as an officer of the Company or any of our subsidiaries.  In addition, during the fiscal year ended December 31, 2010, none of our executive officers served as a director or member of a Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers or directors serving as a member of our board of directors or Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires each director, officer and individual beneficially owning more than 10% of a registered security of the Company to file with the SEC, within specified time frames, initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of common stock of the Company.  These specified time frames require the reporting of changes in ownership within two business days of the transaction giving rise to the reporting obligation.  Reporting persons are required to furnish us with copies of all Section 16(a) forms filed with the SEC.  Based solely on a review of the copies of such forms furnished to the Company during and with respect to the fiscal year ended December 31, 2010, or written representations that no additional forms were required, to the best of our knowledge all required Section 16(a) filings were timely and correctly made by reporting persons during 2010.

OWNERSHIP OF EQUITY SECURITIES

The following table sets forth information as of July 5, 2011 regarding the beneficial ownership of our common stock by each person known by us to own 5% or more of the outstanding shares of common stock, each of our directors, each of our executive officers, and our directors and executive officers as a group.  The address for each of the persons named in the following table is 15601 Dallas Parkway, Suite 600, Addison, Texas 75001.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Class

Robert M. Behringer (2)	22,471	*
Robert S. Aisner (3)	—	—
Samuel A. Gillespie	—	—
Gerald J. Reihsen, III (4)	—	—
Gary S. Bresky (5)	—	—
M. Jason Mattox (6)	—	—
Kymberlyn K. Janney	—	—
Andreas K. Bremer	—	—
Diane S. Detering-Paddison	—	—
Cynthia Pharr Lee	—	—
Jeffrey P. Mayer	—	—
All directors and executive officers as a group (eleven persons) (7)	22,471	*

*                 Represents less than 1%

(1)          Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities and shares issuable pursuant to options, warrants and similar rights held by the respective person or group that may be exercised within 60 days following July 5, 2011.  Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)          Includes 22,471 shares of common stock owned by Behringer Harvard Holdings.  It does not include 1,000 shares of convertible stock owned by Behringer Harvard Holdings.  As of July 5, 2011, Mr. Behringer controlled the disposition of approximately 40% of the outstanding limited liability company interests and the voting of 85% of the outstanding limited liability company interests of Behringer Harvard Holdings.

(3)          Does not include 22,471 shares of common stock and 1,000 shares of convertible stock owned by Behringer Harvard Holdings.  Mr. Aisner controls the disposition of 4% of the limited liability company interests in Behringer Harvard Holdings.  Mr. Behringer has the right to vote Mr. Aisner’s interest in Behringer Harvard Holdings.

(4)         Does not include 22,471 shares of common stock and 1,000 shares of convertible stock owned by Behringer Harvard Holdings.  Mr. Reihsen controls the disposition of 4.5% of the limited liability company interests in Behringer Harvard Holdings.  Mr. Behringer has the right to vote Mr. Reihsen’ s interest in Behringer Harvard Holdings.

(5)          Does not include 22,471 shares of common stock and 1,000 shares of convertible stock owned by Behringer Harvard Holdings.  Mr. Bresky controls the disposition of 3% of the limited liability company interests in Behringer Harvard Holdings.  Mr. Behringer has the right to vote Mr. Bresky’s interest in Behringer Harvard Holdings.

(6)          Does not include 22,471 shares of common stock and 1,000 shares of convertible stock owned by Behringer Harvard Holdings.  Mr. Mattox controls the disposition of 1.5% of the limited liability company interests in Behringer Harvard Holdings.  Mr. Behringer has the right to vote Mr. Mattox’s interest in Behringer Harvard Holdings.

(7)          Does not include 1,000 shares of convertible stock owned by Behringer Harvard Holdings.  The actual number of shares of common stock issuable upon conversion of the convertible stock is indeterminable at this time.

AUDIT COMMITTEE REPORT

The Audit Committee of the board of directors of Behringer Harvard Opportunity REIT II, Inc. (the “Company”) reviews the Company’s financial reporting process on behalf of the board of directors.  Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

In this context, the Audit Committee has met and held discussions with management and Deloitte & Touche LLP, our independent registered public accounting firm, regarding the fair and complete presentation of the Company’s results of operations.  The Audit Committee has discussed significant accounting policies applied by the Company in its audited financial statements, as well as alternative treatments.  Management represented to the Audit Committee that the Company’s audited consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm.  The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

In addition, the Audit Committee has discussed with the independent registered public accounting firm its independence from the Company and its management, including its Advisor and its affiliates, including the matters in the written disclosures and the letter provided to the Audit Committee by the independent registered public accounting firm as required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence.  The Audit Committee has concluded that the independent registered public accounting firm is independent from the Company.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for its audit.  The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examination, the evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors, and the board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, for filing with the SEC.  In addition, the Audit Committee has selected and the board of directors has ratified the selection of the Company’s independent registered public accounting firm.  The following independent directors, who constitute the Audit Committee, provide the foregoing report.

AUDIT COMMITTEE:

Jeffrey P. Mayer, Chairman
Andreas K. Bremer
Diane S. Detering-Paddison
Cynthia Pharr Lee

The foregoing report shall not be deemed to be “soliciting material” or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under either Act.

Independent Registered Public Accounting Firm

Deloitte & Touche LLP (“Deloitte”) has served as our independent registered public accounting firm since 2007.  Our management believes that Deloitte is knowledgeable about our operations and accounting practices and well qualified to act as our independent registered public accounting firm.  The Audit Committee may, however, select new auditors at any time in the future in its discretion if it deems such decision to be in our best interests.  Any such decision would be disclosed to the stockholders in accordance with applicable securities laws.

One or more representatives of Deloitte have been invited and are expected to be present at the Annual Meeting.  They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit and Non-Audit Fees

The following table presents fees for professional services rendered by our independent registered public accounting firm, Deloitte, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”) for the years ended December 31, 2010 and 2009 ($ in thousands):

	2010	2009
Audit Fees(1)	$323	$368
Audit-Related Fees(2)	284	225
Tax Fees(3)	5	—
All Other Fees	—	—
Total Fees	$612	$593

(1)          Audit fees consisted of professional services performed in connection with the audit of our annual financial statements, review of financial statements included in our quarterly reports on Form 10-Q and review of our financial statements that were included in the registration statement, as amended, for our public offering of common stock.  For 2010, this amount also includes a review of our financial statements that were included in the registration statement for our follow-on offering.

(2)          For 2010 and 2009, audit-related fees consisted of professional services performed in connection with the audit of historical financial statements for property acquisitions and Sarbanes-Oxley Section 404 advisory services.

(3)          Tax fees consist principally of assistance with matters related to tax compliance, tax planning and tax advice.

Our Audit Committee considers the provision of these services to be compatible with maintaining the independence of Deloitte & Touche.

Audit Committee’s Pre-Approval Policies and Procedures

Our Audit Committee must approve any fee for services to be performed by the Company’s independent registered public accounting firm in advance of the service being performed.  For proposed projects using the services of the Company’s independent registered public accounting firm that are expected to cost under $100,000, our Audit Committee will be provided information to review and must approve each project prior to commencement of any work.  For proposed projects using the services of the Company’s independent registered public accounting firm that are expected to cost $100,000 and over, our Audit Committee will be provided with a detailed explanation of what is being included, and asked to approve a maximum amount for specifically identified services in each of the following categories: (1) audit fees; (2) audit-related fees; (3) tax fees; and (4) all other fees for any services allowed to be performed by the independent registered public accounting firm.  If additional amounts are needed, our Audit Committee must approve the increased amounts prior to the previously approved maximum being reached and before the work may continue.  Approval by our Audit Committee may be made at its regularly scheduled meetings or otherwise, including by telephonic or other electronic communications.  The Company will report the status of the various types of approved services and fees, and cumulative amounts paid and owed, to our Audit Committee on a regular basis.  Our Audit Committee has considered the independent registered public accounting firm’s non-audit services provided to the Company and has determined that such services are compatible with maintaining its independence.

Our Audit Committee approved all of the services provided by, and fees paid to, Deloitte during the years ended December 31, 2010 and 2009.

CERTAIN TRANSACTIONS

Policies and Procedures for Transactions with Related Persons

We do not currently have written formal policies and procedures for the review, approval or ratification of transactions with related persons, as defined by Item 404 of Regulation S-K of the Securities Exchange Act of 1934, as amended.  Under that definition, transactions with related persons are transactions in which we were or are a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest.  Related parties include any executive officers, directors, director nominees, beneficial owners of more than 5% of our voting securities, immediate family members of any of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons is employed and in which such person has a 10% or greater beneficial ownership interest.

However, in order to reduce or eliminate certain potential conflicts of interest, our charter contains a number of restrictions relating to (1) transactions we enter into with our Advisor and its affiliates, (2) certain future offerings, and (3) allocation of investment opportunities among affiliated entities.  As a general rule, any related party transactions must be approved by a majority of the directors (including a majority of independent directors) not otherwise interested in the transaction.  In determining whether to approve or authorize a particular related party transaction, these persons will consider whether the transaction between us and the related party is fair and reasonable to us and has terms and conditions no less favorable to us than those available from unaffiliated third parties.

Related Party Transactions

Our Advisor and certain of its affiliates will receive fees and compensation in connection with our public offering, and in connection with the acquisition, management, and sale of our assets.

Behringer Securities LP (“Behringer Securities”), the dealer-manager and an affiliate of our Advisor, receives commissions of up to 7% of gross offering proceeds.  Behringer Securities reallows 100% of selling commissions earned to participating broker-dealers.  In addition, we pay Behringer Securities a dealer manager fee of up to 2.5% of gross offering proceeds.  Pursuant to separately negotiated agreements, Behringer Securities may reallow a portion of its dealer manager fee in an aggregate amount up to 2% of gross offering proceeds to broker-dealers participating in our public offering; provided, however, that Behringer Securities may reallow, in the aggregate, no more than 1.5% of gross offering proceeds for marketing fees and expenses, conference fees and non-itemized, non-invoiced due diligence efforts and no more than 0.5% of gross offering proceeds for out-of-pocket and bona fide, separately invoiced due diligence expenses incurred as fees, costs or other expenses from third parties.  Further, in special cases pursuant to separately negotiated agreements and subject to applicable limitations imposed by the Financial Industry Regulatory Authority, Behringer Securities may use a portion of its dealer manager fee to reimburse certain broker-dealers participating in our public offering for technology costs and expenses associated with our public offering and costs and expenses associated with the facilitation of the marketing and ownership of our shares by such broker-dealers’ customers.  No selling commissions or dealer manager fee will be paid for sales under our distribution reinvestment plan.  For the year ended December 31, 2010, Behringer Securities earned selling commissions and dealer manager fees of $5 million and $1.8 million, respectively, which were recorded as a reduction to additional paid-in capital.  For the three months ended March 31, 2011, Behringer Securities earned selling commissions and dealer manager fees of $0.5 million and $0.2 million, respectively, which were recorded as a reduction to additional paid-in capital.

We have reimbursed our Advisor an aggregate of $7.5 million for organization and offering expenses that it has incurred on our behalf (other than selling commissions and the dealer manager fee) with respect to our initial public primary offering and our follow-on primary offering. No additional reimbursements will be made until the completion of our follow-on primary offering. Upon completion of our follow-on primary offering, our Advisor will reimburse us to the extent that the total amount spent by us on organization and offering expenses in both our initial public primary offering and our follow-on primary offering (other than selling commissions and the dealer manager fee) exceeds 1.5% of the gross proceeds raised in the completed initial public primary offering and our follow-on primary offering; however, if we have not reimbursed our Advisor in excess of 1.5% of the gross proceeds raised in both our completed initial public primary offering and our follow-on primary offering, we will reimburse our Advisor for any additional organization and offering expenses it incurs up to the 1.5% limit. On October 2, 2009, our Advisor waived our obligation to pay $3.5 million of organization and offering expenses (other than selling commissions and the dealer manager fee) it incurred on our behalf through December 31, 2008. Our Advisor and its affiliates will be responsible for the payment of organization and offering expenses related to our completed initial public primary offering and our follow-on primary offering (other than selling commissions and the dealer manager fee) to the extent they exceed 1.5% of gross proceeds raised in the initial public primary offering and our follow-on primary offering.  From our inception through December 31, 2010, approximately $13.3 million of organization and offering expenses had been incurred by the Advisor or its affiliates on our behalf.  Of this amount, $3.5 million had been written off pursuant to the amended and restated advisory management agreement (discussed above), and $7.5 million had been reimbursed by us.  From our inception through March 31, 2011, approximately $13.9 million of organization and offering expenses (other than selling commissions and the dealer manager fee) had been incurred by our advisor and its affiliates on our behalf.

Our Advisor or its affiliates will also receive acquisition and advisory fees of 2.5% of the amount paid and/or budgeted in respect of the purchase, development, construction, or improvement of each asset we acquire, including any debt attributable to these assets.  Our Advisor and its affiliates will also receive acquisition and advisory fees of 2.5% of the funds advanced in respect of a loan or other investment.  We incurred acquisition and advisory fees payable to our Advisor of $4.7 million and $0.1 million for the year ended December 31, 2010 and the three months ended March 31, 2011, respectively.

Our Advisor or its affiliates also receive an acquisition expense reimbursement in the amount of 0.25% of (i) the funds paid for purchasing an asset, including any debt attributable to the asset, (ii) the funds budgeted for development, construction, or improvement in the case of assets that we acquire and intend to develop, construct, or improve, and (iii) the funds advanced in respect of a loan or other investment.  In addition, to the extent our Advisor or its affiliates directly provide services formerly provided or usually provided by third parties, including, without limitation, accounting services related to the preparation of audits required by the SEC, property condition reports, title services, title insurance, insurance brokerage or environmental services related to the preparation of environmental assessments in connection with a completed investment, the direct employee costs and burden to our Advisor of providing these services will be acquisition expenses for which we will reimburse our Advisor.  We also pay third parties, or reimburse our Advisor or its affiliates, for any investment-related expenses due to third parties in the case of a completed investment, including, but not limited to, legal fees and expenses, travel and communication expenses, costs of appraisals, accounting fees and expenses, third-party brokerage or finder’s fees, title insurance, premium expenses, and other closing costs.  In addition, acquisition expenses for which we will reimburse our Advisor, include any payments made to (i) a prospective seller of an asset, (ii) an agent of a prospective seller of an asset, or (iii) a party that has the right to control the sale of an asset intended for investment by us that are not refundable and that are not ultimately applied against the purchase price for such asset.  Except as described above with respect to services customarily or previously provided by third parties, our Advisor is responsible for paying all of the expenses it incurs associated with persons employed by our Advisor to the extent that they are dedicated to making investments for us, such as wages and benefits of the investment personnel.  Our Advisor and its affiliates are also responsible for paying all of the investment-related expenses that we or our Advisor or its affiliates incur that are due to third parties or related to the additional services provided by our Advisor as described above with respect to investments we do not make, other than certain non-refundable payments made in connection with any acquisition.  For the year ended December 31, 2010 and the three months ended March 31, 2011, we incurred acquisition expense reimbursements of $0.5 million and less than $0.1 million, respectively.

We pay our Advisor or its affiliates a debt financing fee of 1% of the amount available under any loan or line of credit made available to us.  It is anticipated that our Advisor will pay some or all of these fees to third parties with whom it subcontracts to coordinate financing for us.  We incurred debt financing fees of $1.4 million for the year ended December 31, 2010.  We incurred no debt financing fees for the three months ended March 31, 2011.

We pay our Advisor or its affiliates a development fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the project if such affiliate provides the development services and if a majority of our independent directors determines that such development fee is fair and reasonable and on terms and conditions not less favorable than those available from unaffiliated third parties.  We incurred no such fees for the year ended December 31, 2010 and three months ended March 31, 2011.

We pay our property manager and affiliate of our Advisor, Behringer Harvard Opportunity II Management Services, LLC (“BHO II Management”), or its affiliates, fees for the management, leasing, and construction supervision of our properties.  Property management fees are 4.5% of the gross revenues of the properties managed by BHO II Management or its affiliates plus leasing commissions based upon the customary leasing commission applicable to the same geographic location of the respective property.  In the event that we contract directly with a third-party property manager in respect of a property, BHO II Management or its affiliates receives an oversight fee equal to 0.5% of the gross revenues of the property managed.  In no event will BHO II Management or its affiliates receive both a property management fee and an oversight fee with respect to any particular property.  In the event we own a property through a joint venture that does not pay BHO II Management directly for its services, we will pay BHO II Management a management fee or oversight fee, as applicable, based only on our economic interest in the property.  We incurred and expensed property management fees or oversight fees to BHO II Management of approximately $0.1 million for each of the year ended December 31, 2010 and the three months ended March 31, 2011.

We pay our Advisor or its affiliates a monthly asset management fee of one-twelfth of 1.0% of the sum of the higher of the cost or value of each asset.  For the year ended December 31, 2010 and the three months ended March 31, 2011, we expensed $1.3 million and $0.6 million of asset management fees, respectively.

We reimburse our Advisor or its affiliates for all expenses paid or incurred by our Advisor in connection with the services provided to us, subject to the limitation that we will not reimburse our Advisor for any amount by which our operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of:  (A) 2% of our average invested assets, or (B) 25% of our net income determined without reduction for any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of our assets for that period.  Notwithstanding the above, we may reimburse our Advisor for expenses in excess of this limitation if a majority of our independent directors determines that such excess expenses are justified based on unusual and non-recurring factors.  For the year ended December 31, 2010 and three months ended March 31, 2011, we incurred and expensed such costs for administrative services totaling $0.9 million and $0.2 million, respectively.

We are dependent on Behringer Securities, our Advisor, and BHO II Management for certain services that are essential to us, including the sale of shares of our common stock, asset acquisition and disposition decisions, property management and leasing services, and other general administrative responsibilities.  In the event that these companies were unable to provide us with their respective services, we would be required to obtain such services from other sources.

PROPOSAL 2

AMENDMENTS TO OUR CHARTER

We commenced a follow-on public offering of shares of our common stock on July 5, 2011.  Because shares of our common stock are not listed on a national securities exchange, we were required to register our follow-on public offering with the state securities administrator in each state in which we offer securities for sale.  In offerings that are subject to their regulation, many states hold real estate investment trusts to the standards set forth in the Statement of Policy Regarding Real Estate Investment Trusts promulgated by the North American Securities Administrators Association, Inc. (the “NASAA REIT Guidelines”).

In connection with the registration of our follow-on public offering, certain states identified provisions in our charter that vary from the NASAA REIT Guidelines.  As a condition to registering our ongoing follow-on public offering in these states, we agreed to propose amendments to our charter to conform our charter with the NASAA REIT Guidelines.  Our board of directors has proposed the following amendments to our charter and has directed that the amendments be submitted for consideration by our stockholders at the Annual Meeting.  If our stockholders approve the amendments below, we will file a Third Articles of Amendment and Restatement (the “Third Articles”) with the State Department of Assessments and Taxation of Maryland (the “SDAT”) that reflect the changes to our charter approved by our stockholders.  The Third Articles will become effective upon acceptance for record by the SDAT.

In Proposals 2A — 2C below, we show the proposed amendments to our charter by including the relevant sections of our charter with a single line through text we propose to delete and a single line underneath text we propose to add.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” ALL PROPOSED CHARTER AMENDMENTS

Proposal 2A:  Amendments to the definition of independent director in our charter

In connection with the registration of our ongoing follow-on offering, Alabama and Arkansas have requested that we amend the definition of independent director in our charter.  These changes conform to the definition of independent director included in the NASAA REIT Guidelines.  The board of directors believes the requested changes are immaterial and will not have a material effect on the Company.  Your board of directors unanimously recommends a vote “FOR” this proposal to amend our charter.

Amendments to Article IV of our Charter

“INDEPENDENT DIRECTOR” means a Director who ~~is~~has not ~~on the date of determination, and~~been, within the last two years ~~from the date of determination has not been~~, directly or indirectly associated with the Sponsor, the Advisor or any of their Affiliates by virtue of (i) ownership of an interest in the Sponsor, the Advisor or any of their Affiliates, ~~other than the Company,~~ (ii) employment by the Company, the Sponsor, the Advisor or any of their Affiliates, (iii) service as an officer or director of the Sponsor, the Advisor or any of their Affiliates, ~~other than as a Director of the Company,~~ (iv) performance of services for the Company, other than as a Director of the Company, (v) service as a director or trustee of more than three real estate investment trusts organized by the Sponsor or advised by the Advisor, or (vi) maintenance of a material business or professional relationship with the Sponsor, the Advisor or any of their Affiliates.  ~~Consistent with (v) above, serving as an independent director of or receiving independent director fees from or owning an interest in a REIT or other real estate program organized by the Sponsor or advised or managed by the Advisor or its Affiliates shall not, by itself, cause a Director to be deemed associated with the Sponsor or the Advisor.~~  A business or professional relationship is considered “material” if the aggregate annual gross revenue derived by the Director from the Sponsor, the Advisor and their Affiliates exceeds five percent of either the Director’s annual gross income during either of the last two calendar years or the Director’s net worth on a fair market value basis.  An indirect association with the Sponsor or the Advisor shall include circumstances in which a Director’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law is or has been associated with the Sponsor, the Advisor, any of their Affiliates or the Company.

Proposal 2B:  Amendments to the provisions of our charter relating to access to our stockholder list

In connection with the registration of our ongoing follow-on offering, Alabama and Arkansas have requested that we amend the provision of our charter relating to access to our stockholder list.  The NASAA REIT Guidelines provide for certain requirements for stockholders to access the Company’s list of stockholders.  Because the NASAA REIT Guidelines do not contemplate the execution of a confidentiality agreement in connection with access to such list, Alabama and Arkansas have requested that this requirement be removed to conform to the exact language in the NASAA REIT Guidelines.  Section 11.5 of our charter includes other safeguards for the protection of stockholders’ privacy, including the ability for the Company to require a stockholder requesting a stockholder list to represent to the Company that the list is not requested for a commercial purpose unrelated to the stockholder’s interest in the Company.  We intend to require such a representation and do not intend to share our stockholder list except when required by law or under our charter.  The board of directors thus does not believe these changes will have a material effect on our stockholders or us.  Your board of directors unanimously recommends a vote “FOR” this proposal to amend our charter.

Amendments to Section 11.5 of our Charter

SECTION 11.5  ACCESS TO STOCKHOLDER LIST.  An alphabetical list of the names, addresses and telephone numbers of the holders of Common Shares, along with the number of Common Shares held by each of them (the “Stockholder List”), shall be maintained as part of the books and records of the Company and shall be available for inspection by a holder of Common shares or such holder’s agent at the home office of the Company in accordance with Maryland law.  The Stockholder List shall be updated at least quarterly to reflect changes in the information contained therein.  A copy of such list shall be mailed to any holder of Common Shares so requesting within ten (10) days of receipt by the Company of the request, and the copy of the Stockholder List shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than 10-point type).  The Company may impose a reasonable charge for expenses incurred in reproduction pursuant to the Stockholder request.  A holder of Common Shares may request a copy of the Stockholder List in connection with matters relating to Stockholders’ voting rights, the exercise of Stockholder rights under federal proxy laws or for any other proper and legitimate purpose~~.  Each Stockholder who receives a copy of the Stockholder List shall keep such list confidential and shall sign a confidentiality agreement to the effect that such Stockholder will keep the Stockholder List confidential and share such list only with its employees, representatives or agents who agree in writing to maintain the confidentiality of the Stockholder List~~.

Proposal 2C:  Amendments to the provisions of our charter relating to roll-up transactions

In connection with the registration of our ongoing follow-on public offering, Alabama has requested that we amend the provisions of our charter relating to roll-up transactions, as shown below.  The impact of this change is that, in connection with any proposed roll-up transaction, if the appraisal of our assets obtained from a competent independent appraiser will be included in a prospectus used to offer the securities of a roll-up entity, the roll-up entity must file the appraisal with the SEC and, if applicable, the states in which registration of such securities is sought, as an exhibit to the registration statement for the offering.  Your board of directors unanimously recommends a vote “FOR” this proposal to amend our charter.

Amendments to Section 13.2 of our Charter

SECTION 13.2  ROLL-UP TRANSACTIONS.  In connection with any proposed Roll-Up Transaction, an appraisal of all of the Company’s assets shall be obtained from a competent Independent Appraiser.  If the appraisal will be included in a prospectus used to offer the securities of a Roll-up Entity, the appraisal shall be filed with the SEC and the states as an exhibit to the registration statement for the offering.  The Company’s assets shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the assets as of a date immediately prior to the announcement of the proposed Roll-Up Transaction.  The appraisal shall assume an orderly liquidation of the assets over a 12-month period.  The terms of the engagement of the Independent Appraiser shall clearly state that the engagement is for the benefit of the Company and the Stockholders.  A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to Stockholders in connection with a proposed Roll-Up Transaction.  In connection with a proposed Roll-Up Transaction, the Person sponsoring the Roll-Up Transaction shall offer to holders of Common Shares who vote against the proposed Roll-Up Transaction the choice of:

ADDITIONAL INFORMATION

Householding

With the consent of affected stockholders, the SEC permits us to send a single copy of our Annual Report and this Proxy Statement to any household at which two or more stockholders reside if they appear to be members of the same family.  Each stockholder continues to receive a separate proxy card.  The procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing costs.  Only one copy of this Proxy Statement and the 2010 Annual Report will be sent to certain stockholders who share a single address, unless any stockholder residing at that address has given contrary instructions.

We will promptly deliver, upon written or oral request, a separate copy of this Proxy Statement and our 2010 Annual Report to a stockholder at a shared address to which a single copy of the documents was delivered.  If any stockholder residing at such an address desires at this time to receive a separate copy of this Proxy Statement and the 2010 Annual Report or if any such stockholder wishes to receive a separate proxy statement and annual report in the future, the stockholder should contact the Investment Services Department by phone at 866.655.3650, or by mail at Behringer Harvard Opportunity REIT II, Inc., Attn: Investment Services, 15601 Dallas Parkway, Suite 600, Addison, Texas 75001.  Likewise, if any stockholders residing at one household currently receive multiple copies of these documents and would like to receive one set in the future, please contact us.

Stockholder Proposals

The rules promulgated by the SEC require that any proposal by a stockholder for inclusion in the proxy materials for the 2012 Annual Meeting of Stockholders must be received by us no later than [120 days prior to the first anniversary of the mailing of this notice].  Under such rules, we are not required to include stockholder proposals in our proxy materials unless certain other conditions specified in the rules are met.  However, if we hold our 2012 Annual Meeting before August 22, 2012 or after October 21, 2012, stockholders must submit proposals for inclusion in our 2012 proxy statement within a reasonable time before we begin to print our proxy materials.

In addition, nominations by stockholders of candidates for director or proposals of other business by stockholders not intended to be included in our proxy materials must be submitted in accordance with our Bylaws.  Our Bylaws currently provide that, in order for a stockholder to bring any business or nominations before the Annual Meeting of Stockholders, certain conditions set forth in Section 2.13 of our Bylaws must be complied with, including, but not limited to, delivery of notice, not less than 120 days nor more than 150 days prior to the first anniversary of the mailing of the notice for the annual meeting held in the prior year.  Accordingly, under our Bylaws, a stockholder nomination or proposal intended to be considered at the 2012 Annual Meeting of Stockholders must be received by us no earlier than [150 days prior to the first anniversary of the mailing of this notice] and not later than [120 days prior to the first anniversary of the mailing of this notice].  If we hold our 2012 Annual Meeting before August 22, 2012 or after October 21, 2012, a stockholder nomination or proposal to be considered at the 2012 Annual Meeting must be received by us not earlier than the 120th day prior to the date of the 2012 Annual Meeting and not later than the close of business on the later of the 90th day prior to the date of the 2012 Annual Meeting or the 10th day following the day on which disclosure of the date of the 2012 Annual Meeting is first made.  Our Secretary will provide a copy of Bylaws upon written request and without charge.

Stockholder Communications

We have adopted a process for stockholders to send communications to our board.  A description of the manner in which stockholders can send such communications appears above under “Communication with Directors” and can also be found on the website maintained for us at www.behringerharvard.com.

OTHER MATTERS

We are not aware of any other matter to be presented for action at the Annual Meeting other than those mentioned in the Notice of Annual Meeting of Stockholders and referred to in this Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS,

Terri Warren Reynolds
Secretary

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR ANNUAL MEETING OF STOCKHOLDERS:

The Proxy Statement and 2010 Annual Report to Stockholders are available at http://www.behringerharvard.com/proxy

ELECTRONIC DELIVERY OF PROXY MATERIALS

Sign up to receive the 2011 Annual Report to Stockholders and proxy materials via the Internet rather than by mail. To sign up for this optional service, visit www.eproxy.com/bh1. When the materials are available, we will send you an e-mail with instructions that will enable you to receive these materials electronically.

YOUR VOTE IS IMPORTANT!

You can authorize a proxy in one of the three ways:

1. Vote by Telephone:	Call toll-free 1-866-977-7699 on a touch-tone telephone and follow the instructions provided. There is no charge to you for this call.

2.  Vote by Internet: www.eproxy.com/bh1.  Follow the instructions provided there.

3.  Vote by Mail: Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.  If you authorize your proxy by Internet or telephone, you do not need to mail back your proxy card.

PROXY

BEHRINGER HARVARD OPPORTUNITY REIT II, INC.

Annual Meeting of Stockholders — September 21, 2011

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned stockholder hereby appoints Robert S. Aisner, Kymberlyn K. Janney, Terri Warren Reynolds, or any of them individually, and each of them, with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Behringer Harvard Opportunity REIT II, Inc. common stock that the undersigned is entitled to vote as of the record date and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, 15601 Dallas Parkway, Suite 600, Addison, Texas, on September 21, 2011 at 12:00 p.m. central time, or at any adjournment or postponement thereof, with all powers that the undersigned would possess if present at the meeting.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying proxy statement, and revokes any proxy heretofore given with respect to such meeting. When shares are held by joint tenants or tenants in common, the signature of one shall bind all unless the Secretary of the Company is given written notice to the contrary and furnished with a copy of the instrument of order that so provides. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

YOUR VOTE IS IMPORTANT!  PLEASE SIGN, DATE AND RETURN
YOUR PROXY CARD TODAY

(Continued and to be marked, signed and dated on the other side)

Proxy Voting Card

BEHRINGER HARVARD	PO Box 55922
OPPORTUNITY REIT II	Boston MA 02205-5922

Your Proxy Vote is Important!

Vote by Internet

Please go to the electronic voting site at www.eproxy.com/bhl. Follow the simple instructions that appear on your computer screen. If you vote by internet, you do not have to return your proxy card.

Vote by Telephone

Please call us toll free at 1-866-977-7699, and follow the instructions provided. If you vote by telephone, you do not have to return your proxy card.

Vote by Mail

Mark, sign and date your proxy card and return it promptly in the enclosed postage paid envelope.

Proxy Tabulator

PO Box 55922

Boston MA 02205-9837

INSERT BAR CODE HERE

If Voting by Mail

Remember to sign and date the form below.  Please ensure the address to the right shows through the window of the enclosed postage paid return envelope.

The votes entitled to be cast by the stockholder will be cast as directed by the stockholder.  If this proxy is executed but no direction is given, the votes entitled to be cast by the stockholder will be cast “FOR ALL” nominees in Proposal 1, and “FOR” Proposal 2.  The votes entitled to be cast by the stockholder will be cast in the discretion of the proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND A VOTE “FOR ALL” DIRECTORS
AND “FOR” OTHER PROPOSALS

1.	Election of Directors		For	Withhold	For All
			All	All	Except*
	Nominees:		☐	☐	☐
	(01) Robert M. Behringer	(02) Robert S. Aisner
	(03) Andreas K. Bremer	(04) Diane S. Detering-Paddison
	(05) Cynthia Pharr Lee	(06) Jeffrey P. Mayer

*	To Withhold authority to vote for any individual nominee(s), write the number of the nominee(s) in the box to the right

2.	Proposals to amend to our charter	For	Against	Abstain
		All	All	All
		☐	☐	☐
For each proposal separately:
		For	Against	Abstain
	2A. Amendments to the definition of independent director	☐	☐	☐
	2B. Amendments to the charter provision relating to access to our stockholder list	☐	☐	☐
	2C. Amendments to the charter provision relating to roll-up transactions	☐	☐	☐

3.	To vote and otherwise represent the undersigned in any matter that may properly come before the meeting or any adjournment or postponement thereof in the discretion of the proxy holder.

		Signature	Date

		Signature	Date

NOTE:  Please sign as name appears hereon.  Joint owner signature required only if notice has been given to the Secretary of the Company that the signature of a single joint tenant or tenant in common owner is not sufficient to bind all owners.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.